Exhibit 99.1
Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS FISCAL SECOND QUARTER 2020 RESULTS
Company now expects full year revenue growth of approximately 6%
Board of Directors approves share repurchase authorization of up to $1.0 billion

SAN JOSE, Calif., Oct. 23, 2019 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive and intelligent computing, today announced revenues of $833 million for the second quarter of fiscal year 2020, down 2% from the prior quarter and up 12% year over year. GAAP net income for the September quarter was $227 million, or $0.89 per diluted share. Non-GAAP net income for the September quarter was $240 million, or $0.94 per diluted share.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.37 per outstanding share of common stock payable on December 3, 2019, to all stockholders of record at the close of business on November 12, 2019.  The Xilinx Board of Directors also approved a new authorization for the Company to repurchase up to $1.0 billion of its common stock. The timing of share repurchases and exact number of common shares to be purchased will depend upon prevailing market conditions and other factors.

Additional second quarter of fiscal year 2020 comparisons are provided in the charts below.

Q2 2020 Financial Highlights
(In millions, except EPS)

	GAAP

	Q2	Q1	Q2
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
Net revenues*	$833	$850	$746	-2%	12%
Operating income	$204	$251	$233	-19%	-13%
Net income	$227	$241	$216	-6%	5%
Diluted earnings per share	$0.89	$0.94	$0.84	-5%	6%

	Non-GAAP

	Q2	Q1	Q2
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
Net revenues*	$833	$850	$746	-2%	12%
Operating income	$217	$260	$236	-16%	-8%
Net income	$240	$249	$221	-4%	8%
Diluted earnings per share	$0.94	$0.97	$0.87	-3%	8%
* No adjustment between GAAP and Non-GAAP

“I am pleased to report that we were able to exceed the midpoint of our revenue guidance for the fiscal second quarter amidst a challenging business environment driven by global trade disputes. Overall, the first half of our current fiscal year remained strong despite the impact of continued business restrictions related to Huawei which was offset by higher than expected 5G product demand from other global communications OEMs and stronger than expected growth in our data center business,” said Victor Peng, president and chief executive officer. “However, we are seeing a combination of headwinds in the second half related to continuing business restrictions, weaker demand for communications products and macro-related weakness offsetting strong overall growth in data center and improvement across our core vertical markets. For fiscal 2020, we believe that third quarter will be our low point and we expect to see a return to sequential revenue growth in our fourth quarter. Despite the weaker third quarter, we expect fiscal year 2020 revenues to grow approximately six percent compared to fiscal year 2019, which represents the midpoint of our guidance.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2	Q1	Q2
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
North America	28%	23%	28%	18%	12%
Asia Pacific	51%	51%	44%	-2%	29%
Europe	15%	18%	20%	-19%	-19%
Japan	6%	8%	8%	-20%	-8%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2	Q1	Q2
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
A&D, Industrial and TME	36%	39%	38%	-9%	7%
Automotive, Broadcast and Consumer	16%	15%	16%	6%	9%
Wired and Wireless Group	38%	41%	35%	-8%	24%
Data Center Group	10%	5%	9%	92%	24%
Channel	0%	0%	2%	NM	NM

Net Revenues by Product:

	Percentages			Growth Rates
	Q2	Q1	Q2
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
Advanced Products	74%	69%	64%	5%	29%
Core Products	26%	31%	36%	-18%	-19%

Products are classified as follows:

Advanced Products: Alveo, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q2 FY 2020	Q1 FY 2020	Q2 FY 2019

Annual Return on Equity (%)*	34	35	34

Operating Cash Flow	$224	$298	$313

Depreciation Expense (including software amortization)	$22	$20	$16

Capital Expenditures (including software)	$34	$29	$14

Inventory Days (internal)	104	107	96

Revenue Turns (%)	37	24	48

*Return on equity calculation: Annualized year to date GAAP net income/average stockholders’ equity

Product and Financial Highlights - Fiscal Second Quarter 2020

•
The Advanced Products category increased 29% year over year and constituted approximately 74% of total revenues in the second quarter. Our 16 nanometer (nm) node continued its accelerated ramp, with revenues increasing over 3 times year-over-year, primarily driven by customers in 5G and Data Center.

•
Xilinx announced the expansion of its 16nm Virtex® UltraScale+™ family to include the world's largest FPGA - the Virtex UltraScale+ VU19P. With 35 billion transistors, the VU19P provides the highest logic density and I/O count on a single device ever built, enabling emulation and prototyping of tomorrow's most advanced ASIC and SoC technologies, as well as test, measurement, compute, networking, aerospace and defense-related applications.

•
Zynq-based revenues grew 61% year over year, with continuing business momentum from a broad base of end markets including Communications, Automotive and Industrial. The Zynq SoC platform, which includes Zynq at 28nm and both MPSoC and RFSoC at 16nm, now represents 26% of total revenues, indicating significant progress in Xilinx’s transformation into a platform company.

•
Xilinx announced the expansion of its Alveo accelerator card portfolio with the launch of the Alveo™ U50. The Alveo U50 is the industry's first low profile, half-height, half-length accelerator card with PCIe Gen 4 support and delivers between 10-20x improvements in throughput, latency and power efficiency.

•	At the third annual Xilinx Developer Forum held in San Jose, California, Xilinx announced Vitis™, a unified software platform that enables a broad new range of developers - including software engineers and AI scientists - to take advantage of the power of hardware adaptability. The Vitis unified software platform automatically tailors the Xilinx hardware architecture to the software or algorithmic code without the need for hardware expertise. Rather than imposing a proprietary development environment, the Vitis platform plugs into common software developer tools and utilizes a rich set of optimized open source libraries, enabling developers to focus on their algorithms.

•	Xilinx repurchased 1.5 million shares of common stock at an average price of $103.60 per share and paid dividends of $93 million during the quarter.

Business Outlook - Fiscal Third Quarter 2020 & Fiscal Year 2020

The following guidance is based on current expectations and estimates, and as indicated, is presented on a GAAP and non-GAAP basis. This guidance is forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed and referred to at the end of this release.

Xilinx’s fiscal third quarter and fiscal year 2020 guidance takes into account the impact from the U.S. government's announced export restriction to one of our customers in China and assumes no revenues from that customer.

Fiscal Third Quarter 2020

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$710M- $740M	—	$710M- $740M
Gross Margin	66% - 68%	1% (1)	67% - 69%
Operating Expenses	~$336M	$6M(2)	~$330M
Other Income	~$1M	—	~$1M
Tax Rate	4%-6%	—	4%-6%

Fiscal Year 2020

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$3,210M-$3,280M	—	$3,210M-$3,280M
Gross Margin	65.5% - 67.5%	1% (1)	66.5% - 68.5%
Operating Expenses	~$1,330M	$24M(2)	~$1,306M
Other Income	~$25M	—	~$25M
Tax Rate	4%-5%	—	4%-5%
Diluted Share Count	256M	—	256M

Notes regarding Non-GAAP Adjustments:

(1)	Amortization of acquisition-related intangibles and inventory valuation adjustment

(2)	M&A related expenses and amortization of acquisition-related intangibles

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the September quarter financial results and management's outlook for the December quarter and fiscal year 2020. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at

www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 5089455. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal second quarter 2020 results and business outlook for the December quarter and fiscal year 2020 include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. We believe these costs do not reflect the Company’s current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

Gain on investment related to acquisition: The Company excludes the accounting gain resulting from revaluation of its prior minority investment in DeePhi Tech. The Company believes excluding this gain will facilitate a comparable evaluation of its current operating performance to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating Expenses and Other Income, as detailed above. It also excludes U.S. tax reform related items. The Company believes excluding U.S. tax reform related items will facilitate a comparable evaluation of its current performance to its past performance. The third quarter of fiscal 2020 and fiscal year 2020 outlook does not reflect other tax related items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward-Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter and for fiscal year 2020. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, customer acceptance of our new products, current global economic conditions, our dependence on certain customers, trade and export restrictions, the condition and performance of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, Alveo, Versal and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net revenues	$833,366	$849,632	$746,252	$1,682,998	$1,430,622
Cost of revenues:
Cost of products sold	287,372	283,500	231,620	570,872	438,508
Amortization of acquisition-related intangibles	5,734	3,269	—	9,003	—
Total cost of revenues	293,106	286,769	231,620	579,875	438,508
Gross margin	540,260	562,863	514,632	1,103,123	992,114
Operating expenses:
Research and development	222,979	204,100	183,372	427,079	354,198
Selling, general and administrative	111,596	107,425	97,685	219,021	188,217
Amortization of acquisition-related intangibles	2,169	400	839	2,569	1,199
Total operating expenses	336,744	311,925	281,896	648,669	543,614
Operating income	203,516	250,938	232,736	454,454	448,500
Interest and other income, net	12,329	11,612	6,408	23,941	3,561
Income before income taxes	215,845	262,550	239,144	478,395	452,061
Provision (benefit) for income taxes	(11,148)	21,091	23,432	9,943	46,311
Net income	$226,993	$241,459	$215,712	$468,452	$405,750
Net income per common share:
Basic	$0.90	$0.95	$0.85	$1.85	$1.61
Diluted	$0.89	$0.94	$0.84	$1.83	$1.59
Cash dividends per common share	$0.37	$0.37	$0.36	$0.74	$0.72
Shares used in per share calculations:
Basic	252,399	253,268	252,988	252,728	252,541
Diluted	255,269	257,928	255,522	256,509	255,057

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 28, 2019	March 30, 2019 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,515,843	$3,175,684
Accounts receivable, net	335,499	335,165
Inventories	335,258	315,358
Other current assets	71,400	65,771
Total current assets	3,258,000	3,891,978
Net property, plant and equipment	362,160	328,929
Long-term investments	—	53,433
Other assets	1,399,738	877,008
Total Assets	$5,019,898	$5,151,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$505,828	$475,036
Long-term debt	1,245,631	1,234,807
Other long-term liabilities	572,534	579,996
Stockholders' equity	2,695,905	2,861,509
Total Liabilities and Stockholders' Equity	$5,019,898	$5,151,348

*Fiscal 2019 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$22,438	$20,113	$16,048	$42,551	$31,123
Amortization - others	12,965	9,085	8,144	22,050	15,477
Stock-based compensation	49,822	42,753	34,945	92,575	70,553
Net cash provided by operating activities	223,694	298,216	313,123	521,910	489,291
Purchases of property, plant and equipment and software	33,641	29,201	14,174	62,842	40,533
Payment of dividends to stockholders	93,484	93,961	91,077	187,445	181,752
Repurchases of common stock	32,250	444,995	23,236	477,245	160,536
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	47,857	4,119	15,797	51,976	21,078

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,812	$2,613	$2,249	$5,425	$4,284
Research and development	29,702	24,874	20,047	54,576	40,977
Selling, general and administrative	17,308	15,266	12,649	32,574	25,292

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP gross margin	$540,260	$562,863	$514,632	$1,103,123	$992,114
Inventory valuation adjustment	1,741	—	—	1,741	—
Amortization of acquisition-related intangibles	5,734	3,269	—	9,003	—
Non-GAAP gross margin	$547,735	$566,132	$514,632	$1,113,867	$992,114

GAAP operating income	$203,516	$250,938	$232,736	$454,454	$448,500
Inventory valuation adjustment	1,741	—	—	1,741	—
Amortization of acquisition-related intangibles	7,903	3,669	839	11,572	1,199
Acquisition-related costs	3,979	5,371	2,206	9,350	3,701
Non-GAAP operating income	$217,139	$259,978	$235,781	$477,117	$453,400

GAAP net income	$226,993	$241,459	$215,712	$468,452	$405,750
Inventory valuation adjustment	1,741	—	—	1,741	—
Amortization of acquisition-related intangibles	7,903	3,669	839	11,572	1,199
Acquisition-related costs	3,979	5,371	2,206	9,350	3,701
Gain on investment related to acquisition	—	—	(6,503)	—	(6,503)
Income tax effect of changes in applicable U.S. tax laws	—	—	9,355	—	9,355
Income tax effect of non-GAAP adjustments	(536)	(1,423)	(160)	(1,959)	(160)
Non-GAAP net income	$240,080	$249,076	$221,449	$489,156	$413,342

GAAP diluted EPS	$0.89	$0.94	$0.84	$1.83	$1.59
Inventory valuation adjustment	—	—	—	—	—
Amortization of acquisition-related intangibles	0.03	0.01	—	0.05	—
Acquisition-related costs	0.02	0.02	0.01	0.04	0.01
Gain on investment related to acquisition	—	—	(0.02)	—	(0.02)
Income tax effect of changes in applicable U.S. tax laws	—	—	0.04	—	0.04
Income tax effect of non-GAAP adjustments	—	—	—	(0.01)	—
Non-GAAP diluted EPS	$0.94	$0.97	$0.87	$1.91	$1.62